Exhibit 23.2

CONSENT OF TETRA TECH, INC.

The undersigned hereby states as follows:

We assisted with the preparation of the assisted with the preparation of the “NI 43-101 Technical Report, Mt. Todd Gold Project 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” effective date May 29, 2013, issue date June 28, 2013  for Vista Gold Corp. (the “Company”) and the  “NI 43-101Technical Report Preliminary Economic Assessment of Guadalupe de los Reyes Gold/Silver Project, Sinaloa, Mexico” effective date February 8, 2013, issue date March 4, 2013, (together all such reports, the “Technical Reports”) portions of each of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2014 (the “Form 10-K”).

We hereby consent to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-196527, 333-172826, and 333-184191) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-134767, 333-153019, 333-176792, 333-191505, 333-191507) of the Summary Material concerning the Technical Reports and the reference to our name as set forth above in the Form 10-K.

TETRA TECH, INC.

Date: March 3, 2015	By:	/s/ Michael D.S. Blois

Name: Michael D.S. Blois

Title: Vice President – U.S. Mining & Minerals